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                                                                 Exhibit (p)(1)

                        BARCLAYS GLOBAL INVESTORS FUNDS
                          MASTER INVESTMENT PORTFOLIO
                       BARCLAYS FOUNDRY INVESTMENT TRUST

                             JOINT CODE OF ETHICS
                           Adopted Under Rule 17j-1

                            As Amended and Restated

   In accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), Barclays Global Investors Funds ("BGIF"), Master Investment Portfolio ("MIP"), and Barclays Foundry Investment Trust ("BFIT") (each a "Trust" and together, the "Trusts") have adopted this Joint Code of Ethics (the "Code") to prohibit certain transactions and conduct, and to establish reporting requirements and enforcement procedures. (Definitions of underlined terms are included in Appendix A). Although the Trusts have adopted the Code jointly, each Trust is responsible for implementing the Code on behalf of, and for compliance therewith by, its own access persons.

I. About BGIF, MIP, BFIT and the Advisor.

BGIF is a registered investment company that consists of multiple series (each a "Feeder Fund" and collectively, the "Feeder Funds"). The Feeder Funds do not have their own investment advisor. Instead, each Feeder Fund invests all of its assets in a corresponding series of MIP (each a "Master Portfolio" and collectively, the "Master Portfolios") that has substantially identical investment objectives, strategies and policies as the Feeder Fund. MIP is a registered investment company that consists of multiple Master Portfolios. BFIT is a registered investment company that consists of multiple series (each a "BFIT Fund" and collectively, the "BFIT Funds"). The Feeder Funds, the Master Portfolios and the BFIT Funds are collectively referred to as the "Funds." Barclays Global Fund Advisors (the "Advisor") is the investment advisor for the Master Portfolios and the BFIT Funds.

II. About this Code of Ethics.

    A. Who is covered by the Code?

       .  All Trustees of the Trusts, both Interested and Independent Trustees;

       .  All Trust officers; and

       . Natural persons in a control relationship to a Fund who obtain information concerning recommendations made to the Fund with regard to the purchase or sale of any covered securities by the Fund ("Natural Control Persons").

    B. Which rules apply to whom?

       This Code sets forth specific prohibitions regarding transactions in covered securities and sets out certain reporting requirements. For the reporting requirements that apply to Independent Trustees, please refer to Part A, and for the reporting requirements that apply to all other persons, please refer to Part B.

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III. Prohibition Against Fraud, Deceit and Manipulation.

Persons covered by this Code cannot, in connection with the direct or indirect purchase or sale of a security held or to be acquired by a Fund:

    A. employ any device, scheme or artifice to defraud the Fund;

    B. make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

    C. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

    D. engage in any manipulative practice with respect to the Fund.

IV. Review and Enforcement of the Code.

    A. Appointment of a Review Officer.

       A review officer (the "Review Officer") will be appointed by the Chairperson of the Board of Trustees of each Trust ("Chairperson") to perform the duties described in this Section IV.

    B. The Review Officer's Duties and Responsibilities.

       (1) The Review Officer shall identify all access persons of a Trust and inform them of their reporting obligations promptly.

       (2) The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Funds' completed portfolio transactions and a list of securities being considered for purchase (i.e., trade lists) by the Advisor during the quarter to determine whether a Code violation may have occurred. The Review Officer may request additional information or take any other appropriate measure that the Review Officer decides is necessary to aid in this determination. Other than for violations involving failure to submit a report required under this Code, before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

       (3) If the Review Officer finds that a Code violation may have occurred, the Review Officer must create and submit a written report regarding the possible violation, together with the confidential quarterly report and any explanatory material provided by the person, to the Chairperson and counsel to the Independent Trustees ("Counsel") for the relevant Trust. The Chairperson, with advice of Counsel, will determine, in his or her sole discretion, whether the person violated the Code. If the person involved in the alleged violation is the Chairperson, then Counsel will make the determination.


                                      2

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       (4)  No person is required to submit explanatory material or otherwise to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

       (5) If required, the Review Officer will submit his or her own reports (as required) to an alternate Review Officer who will fulfill the duties of the Review Officer with respect to such reports. If a securities transaction of the Review Officer is under review for a possible violation, a Trust officer designated by the Chairperson will act as the alternate Review Officer for purposes of this
            Section IV.

    C. Sanctions.

       If it is determined pursuant to paragraph B.(3) above that a person violated the Code, disciplinary action may be taken and sanctions may be imposed.

V. Recordkeeping.

The Trusts will maintain records as set forth below. These records will be maintained in accordance with Rule 17j-1 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

    A. A copy of this Code and any other code adopted by a Trust which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

    B. A record of any Code violation and of any action taken as a result of the violation will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

    C. A copy of each report submitted by an access person under this Code, including any information provided in lieu of such report as permitted by this Code, will be preserved for a period of at least five years from the end of the fiscal year in which the report is made or the information is provided, for the first two years in an easily accessible place.

    D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, and a list of those who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

    E. A copy of each annual issues report and accompanying certification, as required by Section VII.C of this Code, must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

VI. Interrelationship with Other Codes of Ethics.

    A. General Principle.

       A person who is both an access person of a Trust and an access person of the Advisor or principal underwriter is only required to report under and otherwise comply with the Advisor's or principal underwriter's Rule 17j-1 Code of Ethics, as applicable, provided that

                                      3

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       such Code of Ethics has been adopted pursuant to and in compliance with
       Rule 17j-1. Such persons, however, are still subject to the prohibitions contained in Section III hereof.

    B. Procedures.

       Each Board of Trustees must:

       (1) approve the Code of Ethics of an investment adviser and that of a principal underwriter that is an affiliated person of the Trust or the Advisor before initially retaining their services; and

       (2) approve a material change to the Code of Ethics of an investment adviser or that of a principal underwriter that is an affiliated person of the Trust or the Advisor no later than six months after adoption of the material change.

       The Advisor must:

       (1) submit to the Boards of Trustees a copy of its Code of Ethics adopted pursuant to Rule 17j-1; and

       (2) report to the Trusts in writing any material change to its Code of Ethics within six months of its adoption.

VII. Miscellaneous.

    A. Confidentiality.

       The Trusts will endeavor to maintain the confidentiality of all personal securities transactions reports and any other information filed with the Trusts under this Code. Such reports and related information, however, may be produced to the Securities and Exchange Commission and other regulatory agencies.

    B. Interpretation of Provisions.

       The Trusts' Boards of Trustees may from time to time adopt such interpretations of this Code of Ethics as they deem appropriate.

    C. Annual Issues Report and Accompanying Certification.

       At least annually, each Trust and the Advisor must furnish to the Trust's Board of Trustees, and the Board of Trustees must consider, a written report that:

       (1) describes any issues arising under the applicable Code of Ethics or procedures since the previous report, including, but not limited to, information about material violations of the applicable Code of Ethics or procedures and sanctions imposed in response to the material violations; and

       (2) certifies that the Trust or Advisor, as applicable, has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

       The Trusts may report to the Boards more frequently as they deem necessary or appropriate and shall do so as requested by the Boards.

    D. Initial and Annual Acknowledgment.

       The Review Officer shall promptly provide all persons covered by this Code of Ethics with a copy of the Code of Ethics. In addition, all persons covered by this Code of Ethics must complete the Acknowledgment included as Appendix D within 10 days of becoming

                                      4

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       subject to this Code of Ethics and must submit an Acknowledgment to the
       Review Officer each year thereafter.

Amended and approved by the Boards of Trustees of Barclays Global Investors Funds and Master Investment Portfolio on June 1, 2005.

Adopted by the Board of Trustees of Barclays Foundry Investment Trust on May 17, 2007.


                                      5

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                                    PART A

                             Independent Trustees

I. Initial and Annual Reports Are Not Required

An Independent Trustee need not make an initial or quarterly report of holdings or of transactions.

II. Quarterly Reports

An Independent Trustee generally does not need to submit a quarterly report of reportable transactions. However, if an Independent Trustee satisfies both
(A) and (B) below, he or she must submit the report to the Review Officer no later than 30 days after the end of the relevant calendar quarter. A Quarterly Report form is included as Appendix B.

An Independent Trustee must submit a report of his or her securities transactions only if:

       (A) he or she knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known, that during the 15-day period immediately preceding or following the date of the relevant transaction, the same security was purchased or sold, or was being considered for purchase or sale, by a Fund; and

       (B) he or she directly or indirectly beneficially owns the securities, or because of the transaction, he or she acquires direct or indirect beneficial ownership.

   Note: The "should have known" standard does not:

       .  imply a duty of inquiry;

       . presume that the Independent Trustee should have deduced or extrapolated from discussions or memoranda dealing with a Fund's investment strategies; or

       . impute knowledge from the Independent Trustee's awareness of a Fund's portfolio holdings, market considerations, benchmark index, or investment policies, objectives and restrictions.

III. What May be Excluded from a Quarterly Report?

If a Quarterly Report is otherwise required, an Independent Trustee may exclude the following transactions on Quarterly Reports:

       (A) Purchases or sales effected for any account over which he or she has no direct or indirect influence or control.

       (B) Purchases or sales of direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by registered, open-end investment companies, including shares of funds advised by the Advisor.

       (C)  Purchases or sales pursuant to an Automatic Investment Plan.

                                      A-1

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                                    PART B

               Interested Trustees; Trust Officers or Employees;
                 and Natural Control Persons ("Other Persons")

I. Initial and Annual Report of Securities Holdings and Accounts.

Each Other Person must provide the Review Officer with a complete listing of his or her securities accounts and any securities in which he or she has a direct or indirect beneficial ownership. The Other Person must submit the initial list within 10 days of the date he or she first became subject to the Code's reporting requirements, and the information must be as of a date no more than 45 days prior to the date he or she became subject to the Code's reporting requirements. Each following year, he or she must submit a revised list to the Review Officer showing his or her securities accounts and any securities he or she beneficially owns as of a date no more than 45 days before he or she submits the list. An Initial Report form and an Annual Report form are included as Appendix C.

II. Quarterly Reports.

Each quarter, Other Persons must report any transactions in covered securities, as well as any securities accounts established during the quarter. The report must be submitted to the Review Officer no later than 30 days after the end of each calendar quarter. A Quarterly Report is included as Appendix B.

Other Persons are not required to submit a Quarterly Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 30 days after the end of the calendar quarter. Please see the Review Officer for more information.

III. What Must be Included in Reports?

Other Persons must report all transactions in covered securities that: (i) he or she directly or indirectly beneficially owns; or (ii) because of the transaction, in which he or she acquires direct or indirect beneficial ownership. He or she also must list on the report each account in which any securities were held for his or her direct or indirect benefit (for initial reports, as of the date he or she becomes subject to the Code).

IV. What May be Excluded from Reports?

A report need not include the following securities, transactions or accounts:

       (A) Purchases or sales effected for any account over which the Other Person has no direct or indirect influence or control.

       (B) Purchases or sales of direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares issued by registered, open-end investment companies, including shares of funds advised by the Advisor.

                                      B-1

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       (C)  Purchases or sales pursuant to an Automatic Investment Plan.

V. Pre-Approval of Investments in IPOs or Limited Offerings.

A natural control person who controls a Fund and who obtains information concerning recommendations made to that Fund regarding the purchase or sale of securities by the Trust may not directly or indirectly acquire beneficial ownership in any securities in an IPO or limited offering without obtaining prior approval from the Review Officer. The Review Officer must review each request for approval and record the decision regarding the request. Each such record must include the Review Officer's reasons supporting the decision. The Trusts must maintain a record of any decision, and the reasons supporting the decision, to approve these investments for at least five years after the end of the fiscal year in which the approval is granted.


                                      B-2

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                                  APPENDIX A

                                  Definitions

                                 General Note

The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, the definitions and meanings in the 1940 Act or other federal securities laws, as applicable should be followed.

Access person means (i) any advisory person of a Fund or of a Fund's investment adviser. All of a Fund's directors, officers, and general partners are presumed to be Access Persons of the Fund. (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of covered securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of covered securities.

Advisory person means (i) any director, officer, general partner or employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of covered securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or investment adviser (a "Natural Control Person") who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan. However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan is not under the Automatic Investment Plan.

Beneficial ownership or beneficially owns means the same as it does under
Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. A person is the "beneficial owner" of any securities in which he or she has a direct or indirect pecuniary (monetary) interest. In addition, a person is the beneficial owner of securities held by a spouse, minor children, a relative who shares the same home, or other persons by reason of any contract, arrangement, understanding or relationship that provides the person with sole or shared voting or investment power.

Control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person within the meaning of this title. Any such presumption may be rebutted by evidence, but except as hereinafter provided, shall continue until a determination to the contrary made by the Securities and Exchange Commission by order either on its own motion or on application by an interested person.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

Independent Trustee means a Trustee of a Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

Interested Trustee means a Trustee of a Trust who is an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, or shares issued by registered open-end investment companies.

A security held or to be acquired by a Fund means: (i) any security that within the most recent 15 days is or has been held by the Fund or is being or has been considered by the Advisor for purchase by the Fund and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security.

A security is being considered for purchase by a Fund when the Advisor identifies a security as such. For purposes of this Code of Ethics, the Advisor considers securities on its "trade lists" as those "being considered for purchase."

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                                  APPENDIX B
                               Quarterly Report

Name of Reporting Person: ____________________________________________

Calendar Quarter Ended: ______________________________________________

Date Report Submitted: _______________________________________________

Securities Transactions

Please provide the following information for any reportable transactions during the quarter:

                                                             Principal
                                                              Amount,            Name of
                                                             Maturity            Broker,
                                                             Date and    Type   Dealer or
                                               Number        Interest     of      Bank
                               Title of Ticker   of          Rate (if   Trans-  Effecting
Date of Trans-action           Security Symbol Shares Price applicable) action Transaction
--------------------           -------- ------ ------ ----- ----------- ------ -----------


Securities Accounts

Please provide the following information for any reportable Securities Accounts:

(Note: Not applicable to Independent Trustees)

                                                                Date     Name(s)
                                                               Account   on and
                                                                 was     Type of
Name of Broker, Dealer or Bank                               Established Account
------------------------------                               ----------- -------


I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature: ______________________ Date: ____________

                                    App. D

                                  APPENDIX C
                 NOTE : Not Applicable to Independent Trustees
             Initial and Annual Reports of Securities and Accounts

Name of Reporting Person: ____________________________________________

If Initial Report, Date Person Became Subject to the Code: ___________

Information in Report Dated as of: ___________________________________

Date Report Submitted: _______________________________________________

Securities Holdings

                                                                  Principal
                                                                   Amount,
                                                                  Maturity
                                                                  Date and
                                                                  Interest
                                                   Ticker  # of   Rate (if
Title of Security                                  Symbol Shares applicable)
-----------------                                  ------ ------ -----------



Securities Accounts

                                                                       Name(s)
                                                                       on and
                                                                       Type of
Name of Broker, Dealer or Bank                                         Account
------------------------------                                         -------



I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature: ______________________ Date: ____________

                                    App. D

                                  APPENDIX D
                                Acknowledgment

To: Review Officer

Re: Acknowledgment of Code of Ethics

--------------------------------------------------------------------------------

Initial Acknowledgment: Please check here if this is an initial acknowledgment.

I certify that (1) I have received, read and understand the Code of Ethics,
(2) I am aware that I am subject to the provisions of this Code, (3) I will comply with this Code, (4) I will report all holdings, transactions and accounts that I am required to report pursuant to this Code.

--------------------------------------------------------------------------------

Annual Acknowledgment: Please check here if this is an annual acknowledgment.

I certify that (1) I have received, read and understand the Code of Ethics,
(2) I am aware that I am subject to the provisions of this Code, (3) I have complied with this Code at all times during the previous calendar year, and
(4) I have, during the previous calendar year, reported all holdings, transactions and accounts that I am required to report pursuant to this Code.

--------------------------------------------------------------------------------

Name (print): ________________________

Position: ____________________________

Signature: ___________________________

Date Submitted: ______________________

                                    App. D